EXTENTION AGREEMENT

to

OPTION AGREEMENT

dated May 15th 2011 by and between:

EMAC Handels AG (“EMAC”)
Churerstrasse 106, CH-8808 Pfaeffikon/Switzerland

and

LONG CANYON GOLD RESOURCES CORP. (“LCGRC”)
(formerly: FERGUSON HOLDINGS LTD.)
341 West 3rd St., #309, North Vancouver BC, Canada, V7M 1G3

also known as (“the parties”)

WHEREAS:

The Effective Date of the S-1 as filed and subsequent approval for trading on the OTC-BB is taking longer than expected

IT IS HEREBY AGREED by the PARTIES, THAT:

a)
the period to exercise the options extended by EMAC to Canyon Gold as given under  paragraph 2) of the above Option Agreement shall be extended to December 31, 2012,  whereby part or all of the given sections may be exercised at any time on or before December 2012;

b)	title to any claim acquired under the Option Agreement shall be transferred to Canyon Gold within 30 days from acquisition by Canyon Gold under the Option Agreement;

c)	paragraph 2) of the Option Agreement shall herewith be superseded by a) above;

d)	all other conditions and rights as given in the Option Agreement shall remain in full effect.

IN WITNESS THEREOF each of the Parties have executed this Agreement on March 28, 2012.

Signed,
corpir@otcsbrx.com

EMAC Handels AG	LONG CANYON GOLD RESOURCES CORP.

/s/ Reinhard Hiestand	/s/ Harold Schneider
Reinhard Hiestand, President	Harold Schneider, President